UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2020

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4242 Campus Point Court, Suite 200, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 251-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HRTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2020, Heron Therapeutics, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) elected Barry Quart, Pharm.D., age 63, as Chairman of the Board, effective October 13, 2020. Dr. Quart has served as Chief Executive Officer and as a director of the Company since 2012, and as President and Chief Executive Officer of the Company since 2019. The Company also announced the resignation of Dr. Quart as President and the promotion of John Poyhonen, age 60, previously Executive Vice President, Chief Commercial Officer, to the role of President and Chief Commercial Officer, each effective October 13, 2020. Dr. Quart will continue in his role as Chief Executive Officer. Mr. Poyhonen served as a director of Heron from 2014 to August 2020 and was appointed Executive Vice President, Chief Commercial Officer in 2019. In connection with his promotion, Mr. Poyhonen was granted an option to purchase a total of up to 50,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on October 13, 2020, the date of grant (the “Poyhonen Stock Option”). The Poyhonen Stock Option will vest and become exercisable monthly over the next four years. The Poyhonen Stock Option has a ten year term.

In connection with Dr. Quart’s election as Chairman of the Board, the independent directors of the Board appointed Craig Johnson to the role of Lead Independent Director, effective October 13, 2020. Mr. Johnson, age 58, has served as a director of the Company since 2014.

The Company also announced the promotion of David Szekeres, age 47, previously Senior Vice President, Chief Legal, Business and Administrative Officer, to the role of Executive Vice President, Chief Operating Officer, effective October 13, 2020. Mr. Szekeres joined Heron as Senior Vice President, General Counsel, Business Development and Corporate Secretary in 2016 and was promoted to Chief Legal, Business and Administrative Officer in 2019. In connection with his promotion, Mr. Szekeres’ annual base salary will be increased to $480,000. In addition, Mr. Szekeres was granted an option to purchase a total of up to 36,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on October 13, 2020, the date of grant (the “Szekeres Stock Option”). The Szekeres Stock Option will vest and become exercisable monthly over the next four years. The Szekeres Stock Option has a ten year term.

Additionally, the Company announced the retirement of Robert Hoffman, age 54, effective on October 16, 2020, the Company’s Chief Financial Officer and Senior Vice President, Finance and the Company’s principal financial officer and accounting officer (as defined under applicable securities laws) since 2017. In connection with his retirement, the Board granted Mr. Hoffman (i) a cash severance equivalent to Mr. Hoffman’s annual base salary; (ii) his current 100% target bonus (equivalent to 40% of the annual base salary); (iii) one year of paid health insurance coverage; and (iv) the accelerated vesting of each stock option held by Mr. Hoffman, such that each award that would have otherwise vested as of October 16, 2021, shall become exercisable as of October 16, 2020, with the date to exercise such options expiring on April 14, 2021. Also, effective on October 13, 2020, the Company announced the promotion of Lisa Peraza, age 44, to the role of Vice President, Chief Accounting Officer and the Company’s principal financial officer and accounting officer (as defined under applicable securities laws). Ms. Peraza joined the Company in 2014 and has served as Vice President, Controller since 2019. In connection with her promotion, Ms. Peraza’s annual base salary will be increased to $330,000. In addition, Ms. Peraza was granted an option to purchase a total of up to 50,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on October 13, 2020, the date of grant (the “Peraza Stock Option”). The Peraza Stock Option will vest and become exercisable monthly over the next four years. The Peraza Stock Option has a ten year term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

Date: October 13, 2020	/s/ David Szekeres
David Szekeres Executive Vice President, Chief Operating Officer